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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Interstate Land Investors II Limited Partnership (the "Registrant"), on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James Christopher Boone, General Partner and Principal Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

                                         By: /s/ James Christopher Boone
                                             -----------------------------------

                                             James Christopher Boone
                                             President
                                             ISC Realty Corporation,
                                             General Partner and Principal
                                             Executive Officer of the Registrant

                                             April 15, 2005